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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OnHealth Network Company for the registration of 2,439,732 shares of its Common Stock and to the incorporation by reference therein of our report dated February 12, 1998, except
Note 2 as to which the date is April 13, 1998, with respect to the financial statements and schedule of OnHealth Network Company (formerly IVI Publishing, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                           \s\


                                           ERNST & YOUNG LLP



Minneapolis, Minnesota
     December 28, 1998

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